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                           AMENDMENT NO. 2 TO LEASE
                           ------------------------


          THIS AMENDMENT NO. 2 dated June 30, 1995 to LEASE dated November 1, 1990 between Tower Bridge Associates, a Pennsylvania limited partnership ("Landlord"), and U.S. Bioscience, Inc., a Delaware corporation ("Tenant").

                                  BACKGROUND
                                  ----------

          Landlord and Tenant entered into a Lease dated September 19, 1990 (the "Lease"), as amended by Amendment No. 1 to Lease dated August 31, 1991, for approximately 19,875 rentable square feet on the 4th floor, thereafter expansion of 8,650 rentable square feet and 9,645 rentable square feet on the third and second floors, respectively, (the "Demised Premises") of One Tower Bridge, 100 Front Street, West Conshohocken, Pennsylvania (the "Building"). The current expiration of the Lease Term for the Demised Premises is October 31, 1995.

          Landlord and Tenant are willing to enter into an extension of the term of the Lease for the 4th and a portion of the 3rd floor now containing 6,479 rentable square feet, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.   Demised Premises.  Tenant hereby shall continue to hire from
               -----------------
Landlord, for an extended lease term of three (3) years beyond the expiration of the existing lease term ("Extended Lease Term"), upon and subject to all the provisions, covenants and conditions set forth herein and in the Lease, 19,875 rentable square feet on the 4th floor and approximately 6,479 rentable square feet on the 3rd floor of the Building, ("Demised Premises"), as shown on Exhibits "A-1" attached hereto and made a part hereof.

          2.   Term.  The Extended Lease Term with respect to the Demised
               ----
Premises shall be for a period of three (3) years, commencing on November 1, 1995 and expiring on October 31, 1998.

          3.   Rent.  Commencing on November 1, 1995 through October 31, 1996,
               ----
the Base Rent for the Demised Premises shall continue at the rate set forth in the Lease for 4th floor premises of $19.17 per rentable square foot, which, including 3rd floor premises, amounts to $505,206.18 annually, payable in advance monthly installments of $42,100.52. For the period November 1, 1996 and continuing to the end of the Extended Lease Term, the Base Rent shall become $22.95 per rentable square foot, amounting to $604,824.30 annually, payable in advance monthly installments of $50,402.05, without deduction or offset, on or before the first day of each month and as otherwise provided in the Lease.

          4.   Adjustment of Rent.  Tenant shall pay with respect to the Demised
               ------------------
Premises and this Amendment No. 2 to Lease all Additional Rent as provided in Sections 6 and 7 of the Lease. The Base Operating Cost Per Square Foot with respect to the Demised Premises is agreed to be $3.20 per rentable square foot and the "Base Tax Per Square Foot" with respect to the Demised Premises is agreed to be $1.10 per square foot. The Rentable Area of the Demised Premises shall be 26,354 rentable square feet and the Tenant's Share of Rentable Office Area of the Building with respect to the Demised Premises is 9.8%.

          5.   Construction in the Demised Premises.  Tenant shall accept the
               ------------------------------------
Demised Premises
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in its present condition "as is" and shall be responsible for any costs of renovation in accordance with plans and specifications prepared by Tenant and submitted to and approved by Landlord.

          6.   Reserved Parking.  During the Extended Lease Term, Tenant shall
               ----------------
have the use of ten (10) spaces in the P-1 and/or P-2 reserved parking areas of the Building.

          7.   Brokers.  Tenant represents and warrants to Landlord that it has
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not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by and broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

          8.   Other Terms and Conditions.  All of the other terms and
               --------------------------
conditions of the Lease not inconsistent with the provisions of this Amendment shall apply to the New Demised Premises.

          9.   Lease Ratified.  Except as amended hereby or inconsistent with
               --------------
the provisions hereof, the Lease is hereby ratified and confirmed.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.


                                  LANDLORD:

                                  TOWER BRIDGE ASSOCIATES



                                  By   /s/  Donald Pulver
                                    --------------------------------------------
                                    Authorized Officer of Oliver Tyrone Pulver
                                    Corporation, General Partner of Oliver Tower
                                    Associates, acting in its capacity as the
                                    Managing General Partner of Tower Bridge
                                    Partnership, the General Partner of Landlord


                                  TENANT:

                                  U.S. BIOSCIENCE, INC.
[CORPORATE SEAL]

ATTEST:
                                  By   /s/ Donald O. Brown
                                    --------------------------------------------
  /s/ Robert I Kreibel            Title:   Senior Vice President
--------------------------------         ---------------------------------------
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                               EXHIBIT - "A - 1"
                               -----------------

[ This exhibit contains a diagram of the third and fourth floors of the One Tower Bridge building reflecting tenant occupancy]